Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

Kairos Pharma, Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Offering Price Per Share	Fee Rate	Amount of Registration Fee
	Newly Registered Securities
Fees to Be Paid	Equity	Shares of common stock, par value $0.001 per share (1)(2)	457	(g)	1,782,000	$4.00	$7,130,000	$147.60 per $1,000,000	$1,052.38
Fees to Be Paid	Equity	Representatives Warrants (3)	457	(g)	—	—	—		—
Fees to Be Paid	Equity	Shares of common stock issuable upon exercise of Representative’s Warrants (4)	457	(g)	124,740	$4.80	$598,752	$147.60 per $1,000,000	$88.38
	Total Offering Amounts						$7,728,752		$1,140.76
	Total Fees Previously Paid								$—
	Total Fee Offset								—
	Net Fee Due								$1,140.76

(1)	Includes additional shares of common stock that may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any. Also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Estimated solely for the purpose of calculating the registration fee required pursuant to Rule 457(g) of the Securities Act.
(3)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. We have agreed to issue to the representative of the underwriters warrants to purchase the number of shares of our common stock (the “Representative’s Warrants”) in the aggregate equal to seven percent (7%) of the shares of our common stock to be issued and sold in this offering (including shares issuable upon exercise of the over-allotment option described herein). The Representative’s Warrants are exercisable for a price per share equal to 120% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g), the proposed maximum aggregate offering price of the Representative’s Warrants is $598,752 which is equal to 120% of $498,960 (7% of $7,130,000).